Evers &
Hendrickson, LLP
Lawyers and Counselors At Law
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March 23, 2000



Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      World Wide Wireless Communications, Inc., Legality of Shares

Dear Madam/Sirs:

         We have made reasonable inquiry and are of the opinion that the securities being offered, will, when sold, be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

                                Very truly yours,

                            EVERS & HENDRICKSON, LLP


                          /s/ William D. Evers
                          -----------------------------
                          By: William D. Evers, Partner